                           SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C 20549

                                        FORM 8-K

                                      CURRENT REPORT

                           Pursuant to Section 13 or 15(d) of the
                            Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 2, 1998
                                                       ----------------

                 INFORMATION MANAGEMENT TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
              (Exact name of Registrant as specified in its Charter)

---------------------------------------DELAWARE---------------------------------
                   (State of other jurisdiction of incorporation)

0-16753                                      58-1722085
---------------------------------------      -----------------------------------
Commission File No.                          I.R.S. Employer Identification

130 Cedar Street, New York, NY               10006
---------------------------------------      -----------------------------------
Address of principal                         Zip Code
executive offices

(212) 306-6100
---------------------------------------
Registrant's telephone number,
including area code


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5.   OTHER EVENTS

     The Registrant ("the Company"), on January 30, 1998, appointed Ms. Dale
L. Hirschman and Mr. Kenneth J. Buettner as members of the Board of Directors of the Company.

     Ms. Hirschman is currently a principal in DH Management/CAL Consulting Group, a general management consultant for small and medium sized businesses. Ms. Hirschman is also active in raising capital for private companies through private placements. Ms. Hirschman has an extensive background in publishing with Hearst Business Publishing Inc. and Scholastic Inc, where Ms. Hirschman held executive level positions.

     Mr. Buettner has been a principal in York Scaffold Equipment Corp. since 1975. Mr. Buettner has also served on or chaired numerous trade associations and task forces. Mr. Buettner is an executive committee member of the State Insurance Fund of NY Construction Industry Safety Group #469. Mr. Buettner also sponsors various civic and philanthropic activities in the NY Metropolitan area.

     The Board agreed to award 100,000 options to purchase 100,000 shares of Common Stock of the Company at $.7406 per share to Ms. Hirschman and Mr. Buettner. Additionally, each member will be compensated for each meeting attended as a member of the Board.

     Stock options awarded to Ms. Hirschman and Mr. Buettner will vest over a
(3) three year period at the rate of 1/3 per year.


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                                    EXHIBITS

(1)  Copy of press release

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated:    New York, New York
              February 2, 1998

                                         INFORMATION MANAGEMENT
                                         TECHNOLOGIES CORPORATION
                                         IMTECH
                                         -------------------------------
                                                  (Registrant)

                                         /s/ Joseph Gitto
                                         -------------------------------
                                         JOSEPH GITTO
                                         President